UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 4, 2006, the Compensation Committee of the Board of Directors of Electro Scientific Industries, Inc. (the “Company”) approved a grant of 4,000 restricted stock units to Nicholas Konidaris, the Company’s President and Chief Executive Officer. These units are both performance and time-based. The performance measure for each 1,000 units will be based on the percentage achievement of four individual management objectives previously established for Mr. Konidaris with respect to his fiscal year 2007 bonus. The restricted stock units for the number of shares for which the performance measures are determined by the Compensation Committee to have been met will cliff rest on the fifth anniversary of the date of grant. If Mr. Konidaris retires after age 65, the restricted stock units will vest on a pro rata basis equal to the proportion of the five year period worked.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Restricted Stock Unit Agreement for Nicholas Konidaris

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2006.

Electro Scientific Industries, Inc.

By:	/s/ John Metcalf
Name:	John Metcalf
Title:	Senior Vice President of Administration,
Chief Financial Officer and Secretary

Exhibit Index

Exhibit	Description

10.1	Form of Restricted Stock Unit Agreement for Nicholas Konidaris

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